                            [logo]
                            O'Melveny & Myers LLP

CENTURY CITY                400 South Hope Street                               WASHINGTON, D.C.
IRVINE SPECTRUM             Los Angeles, California  90071-2899                 HONG KONG
NEWPORT BEACH               TELEPHONE  (213) 430-6000                           LONDON
NEW YORK                    FACSIMILE  (213) 430-6407                           SHANGHAI
SAN FRANCISCO               INTERNET: www.omm.com                               TOKYO
TYSONS CORNER


March 5, 2001

New Perspective Fund, Inc.
333 South Hope Street
Los Angeles, California  90071

Dear Ladies and Gentlemen:

At your request, we have examined your Registration Statement on Form N-1A and the related Post-Effective Amendment No. 53 filed by you with the Securities and Exchange Commission in connection with the registration under the Securities Act of 1933, as amended, of an indefinite number of Class C shares of your common stock, $0.001 par value per share (the "Class C Shares") and an indefinite number of Class F shares of your common stock, $0.001 par value per share (the "Class F Shares"). We are familiar with the proceedings you have taken in connection with the authorization, issuance and sale of the Class C Shares and the Class F Shares.

Based upon our examination and upon our knowledge of your activities, it is our opinion that, provided that an appropriate amendment to your Articles of Incorporation is duly effected before the issued and outstanding Class C Shares and the Class F Shares, when combined with the aggregate number of authorized Class A shares and Class B shares of your common stock, exceed the authorized number specified in the Articles of Incorporation, the Class C Shares and Class F Shares upon issuance and sale in the manner described in the Registration Statement will constitute validly issued, fully paid and nonassessable Class C Shares of your common stock and Class F Shares of your common stock.
We consent to the filing of this opinion as an exhibit to the Registration Statement.

Respectfully submitted,

/s/ O'Melveny & Myers LLP
O'Melveny & Myers LLP